SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 20, 1998
                                                        (October 20, 1998)



                              TrustCo Bank Corp NY

             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


                             0-10592 14-1630287
      (Commission File Number)              (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code: (518) 377-3311

TrustCo Bank Corp NY


Item 5.           Other Events

                  On October 20, 1998, TrustCo Bank Corp NY ("Trustco") issued two press releases with year to date and third quarter results for the period ending September 30, 1998. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.                Description




    99(a) Highlights Press Release dated October 20, 1998, for the period ending September 30, 1998, regarding year to date and third quarter results.

    99(b)         Press Release dated October
                  20,  1998,  for the  period
                  ending  September 30, 1998,
                  regarding  year to date and
                  third quarter results.

                                   SIGNATURES




      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: October 20, 1998

                                      TrustCo Bank Corp NY
                                      (Registrant)


                                      By: /s/Robert T. Cushing
                                          --------------------
                                             Vice President and
                                             Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.   Description                                      Page
------------------    ----------------------------                 ----------





         99(a)        Highlights Press Release of                         5
                      October  20,  1998,  for the period
                      ending    September    30,    1998,
                      regarding  year to date  and  third
                      quarter results.






         99(b)        Press Release of October 20,                        6
                      1998,   for   the   period   ending
                      September 30, 1998,  regarding year
                      to date and third quarter results.

TRUSTCO                                              Exhibit 99(a)
Bank Corp NY                                         News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668

Subsidiary:  Trustco Bank
                                                   NASDAQ--TRST
Contact: William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

Schenectady, New York - October 20, 1998

FOR IMMEDIATE RELEASE:
TrustCo Bank Corp NY
(dollars in thousands, except per share data)          9/98       9/97
Three Months Ended
         September 30:
    ....................................
         Net Income                           $       9,209       8,483

Average Equivalent Shares Outstanding:
         Basic                                   23,282,000  23,463,000
         Diluted                                 24,272,000  24,268,000

         Net Income per Share:
         Basic                                $        0.40        0.36
                  Diluted                              0.38        0.35

Nine Months Ended
         September 30:
         Net Income                           $      26,253      23,929

Average Equivalent Shares Outstanding:
         Basic                                   23,321,000  23,495,000
         Diluted                                 24,290,000  24,178,000

         Net Income per Share:
         Basic                                $        1.13        1.02
                  Diluted                              1.08        0.99

Period End:
Total Assets                                      2,488,733   2,344,499
Total Nonperforming Loans                            10,415      10,514
Total Nonperforming Assets                           16,082      20,587
Allowance for Loan Losses                            54,325      52,684
Allowance as a Percentage
of Total Loans                                         4.11%       4.12%
Share and per share data has been calculated prior to the 15% stock split effective August 1998.

                                                    Exhibit 99(b)

TRUSTCO
Bank Corp NY                                         News Release
-----------------------------------------------------------------
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668
                                                    NASDAQ--TRST
Subsidiary:  Trustco Bank

Contact: William F. Terry
                    Senior Vice President and Secretary
                    518-381-3611

FOR IMMEDIATE RELEASE:

TRUSTCO ANNOUNCES
      RECORD THIRD QUARTER AND YEAR-TO-DATE 1998 RESULTS

         Schenectady, New York - October 20, 1998

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced earnings results for the third quarter and year to date 1998. Net income for the three months ended September 30, 1998 was $9.2 million or 38 cents diluted earnings per share, compared to $8.5 million, or 35 cents diluted earnings per share, for the third quarter 1997. The third quarter results represent an increase of 9% in both net income and diluted earnings per share for 1998 compared to 1997. Net income for the nine months ended September 30, 1998 was $26.3 million, or $1.08 diluted earnings per share, compared to $23.9 million, or 99 cents diluted earnings per share, for the first nine months of 1997. The year to date results reflect increases of 10% in net income and 9% in diluted earnings per share. Making the announcement was Robert A. McCormick, President and Chief Executive Officer.

"TrustCo's results so far for 1998 are consistent with our expectations for the year. For the first nine months of this year we achieved a return on equity of 21.7% compared to 20.2% for last year. I expect that, as we move into the fourth quarter, we will continue this earnings momentum and that we will achieve our 21% return on equity goal for 1998." said McCormick.

For the third quarter of 1998, TrustCo's efficiency ratio was 41% compared to 40% for the third quarter 1997. Commenting on TrustCo's efficiency ratio Mr. McCormick stated, "A cornerstone of the TrustCo operating philosophy is strong and effective cost controls. We continually strive to identify new and innovative ways to deliver superior quality services to our customers at the lowest cost possible."

Another long-standing attribute that benefits TrustCo shareholders is the consistently high quality of assets at TrustCo. Nonperforming loans ended the third quarter at $10.4 million, down approximately $600 thousand from the second quarter of 1998. The Company has a coverage ratio of the allowance for loan loses to nonperforming loans of 5 times coverage as of September 30, 1998. "We have a proactive style of dealing with and resolving problem loans in our portfolio. We actively identify potential problem loans and quickly take appropriate steps to protect the Bank's position. I think this style of asset quality management has served us well. As a result our nonperforming loans are less than 1% of our total loan portfolio", said McCormick.

Taxable equivalent net interest income was $22.2 million for the third quarter 1998 compared to $22.5 million for the comparable period in 1997. For the nine month periods 1998 and 1997, taxable equivalent net interest income was $66.9 million and $66.5 million, respectively. Mr. McCormick noted "During the third quarter, market interest rates have declined rapidly and dramatically in response to global financial distress. This has resulted in a reduction in the yields that we obtain on our loan and securities portfolios. The overall yield on our earning assets has decreased 41 basis points during the third quarter, while the yield on our interest bearing liabilities has only decreased by 9 basis points. This trend has resulted in an overall reduction in our net interest margin by 30 basis points to 3.75% for the third quarter 1998 compared to third quarter 1997. In response to these events we have offset the reduction in the yields by increasing the average balance of our earning assets by almost $150 million for the third quarter of 1998 compared to 1997. The net effect is that we are earning less net yield but we are earning it on a larger base of assets. This has resulted in our taxable equivalent net interest income for the third quarters of 1998 and 1997 being virtually the same."

Also, during the third quarter 1998, TrustCo opened its 52nd and 53rd branches, located at Exit 10 of the Northway on Ushers Road and in Cobleskill at the Wal-Mart Plaza. Mr. McCormick commented on the TrustCo branch expansion program by noting "We are excited at the opportunities available to expand, and we are delighted by the reception we have received in all the new communities that we are serving. Our services are being well received in these new communities and we are exceeding the growth goals we established for our branch expansion program. The results are a clear indication that the communities in the upstate New York region have a strong desire to have a traditional bank branch presence in their communities."

TrustCo Bank Corp NY is a $2.5 billion bank holding company which serves the financial needs of customers through its banking subsidiary, Trustco Bank, National Association. Trustco Bank operates 53 bank offices, in Albany, Columbia, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington Counties. In addition, Trustco Bank operates a full service Trust Department with $1.12 billion of assets under management.


Except for historical information contained herein, the matters discussed in this news release, and other information contained in the Company's SEC filings, may express "forward looking statements". Those "forward looking statements " may involve risk and uncertainties, including statements concerning future events or performance, and assumptions and other statements that are other than statements of historical facts. The Company wishes to caution readers not to place undue reliance on any forward looking statements, which speak only as of the date made. Readers are advised that various factors, including, but not limited to, (i) credit risk; (ii) interest rate risk; (iii) competition; (iv) changes in the regulatory environment; (v) changes in the general business environment and economic trends; and (vi) the failure of certain vendors of critical systems or services to comply with Year 2000 programming issues, could cause the Company's actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statements.

TRUSTCO BANK CORP NY ......................................                                             Page 1
SCHENECTADY, NY


(dollars in thousands, except per share data)
                                                                          Three Months Ended
                                                      09/30/98                06/30/98                 09/30/97
Summary of operations
   Net interest income (TE)                            $22,202                  22,198                   22,451
   Provision for loan losses                               450                   1,558                    1,345
   Net gain/(loss) from securities transactions            135                     104                      (19)
   Noninterest income                                    4,580                   5,243                    4,345
   Noninterest expense                                  11,757                  11,299                   11,111
   Net income                                            9,209                   8,666                    8,483

Per common share (1)
   Net income per share:
          - Basic                                         0.40                    0.37                     0.36
          - Diluted                                       0.38                    0.36                     0.35
   Cash dividends                                        0.275                   0.275                    0.239
   Book value at period end                               7.97                    7.89                     7.49
   Market price at period end                            26.81                   26.25                    23.70

At period end
   Full time equivalent employees                          460                     468                      459
   Full service banking offices                             53                      51                       51

Performance ratios
   Return on average assets                               1.48%                   1.43                     1.45
   Return on average equity (2)                          22.26                   21.61                    21.05
   Efficiency (3)                                        41.00                   39.03                    40.11
   Net interest spread (TE)                               3.26                    3.30                     3.58
   Net interest margin (TE)                               3.75                    3.79                     4.05
   Dividend payout ratio                                 69.49                   73.87                    66.04

Capital ratios at period end (4)
   Total equity to assets                                 6.70                    6.77                     6.99
   Tier 1 risk adjusted capital                          12.49                   12.77                    13.52
   Total risk adjusted capital                           13.77                   14.06                    14.81

Asset quality analysis at period end
   Nonperforming loans to total loans                     0.79                    0.84                     0.82
   Nonperforming assets to total assets                   0.65                    0.76                     0.88
   Allowance for loan losses to total loans               4.11                    4.17                     4.12
   Coverage ratio (5)                                     5.2X                    5.0X                     5.0X

(1)  All share and per share information is calculated prior to the 15% stock split declared August, 1998.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding ORE income and net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.


FINANCIAL HIGHLIGHTS, Continued                                                                         Page 2


                                                             Nine Months Ended
                                                    09/30/98                09/30/97
Summary of operations
   Net interest income (TE)                         $66,920                  66,469
   Provision for loan losses                          3,380                   3,740
   Net gain/(loss) from securities transactions         271                    (809)
   Noninterest income                                14,345                  12,480
   Noninterest expense                               34,585                  33,902
   Net income                                        26,253                  23,929

Per common share (1)
   Net income per share:
          - Basic                                      1.13                    1.02
          - Diluted                                    1.08                    0.99
   Cash dividends                                     0.825                   0.717
   Book value at period end                            7.97                    7.49
   Market price at period end                         26.81                   23.70

Performance ratios
   Return on average assets                            1.45%                   1.40
   Return on average equity (2)                       21.67                   20.19
   Efficiency (3)                                     39.71                   40.35
   Net interest spread (TE)                            3.34                    3.60
   Net interest margin (TE)                            3.82                    4.04
   Dividend payout ratio                              73.21                   70.31


CONSOLIDATED BALANCE SHEETS                                                                             Page 3
(dollars in thousands)


                                                  09/30/98                12/31/97                 09/30/97


ASSETS

  Loans, net                                    $1,268,638               1,244,821                1,226,138
  Securities available for sale                    659,213                 601,899                  665,285
  Federal funds sold                               437,000                 395,000                  316,000

     Total earning assets                        2,364,851               2,241,720                2,207,423

  Cash and due from banks                           42,009                  42,740                   40,807
  Bank premises and equipment                       17,756                  18,609                   22,564
  Other assets                                      64,117                  69,196                   73,705

     Total assets                               $2,488,733               2,372,265                2,344,499

LIABILITIES
  Deposits:
     Demand                                       $147,633                 130,345                  128,710
     Interest-bearing checking                     247,487                 240,699                  230,722
     Savings                                       655,888                 650,601                  654,586
     Money Market                                   54,986                  57,021                   58,016
     Certificates of deposit > $100 thou           138,457                 112,599                  107,857
     Other time deposits                           857,357                 830,598                  819,357

       Total deposits                            2,101,808               2,021,863                1,999,248

  Short-term borrowings                            158,766                 127,850                  129,198
  Other liabilities                                 42,771                  43,727                   40,691

     Total liabilities                           2,303,345               2,193,440                2,169,137

SHAREHOLDERS' EQUITY                               185,388                 178,825                  175,362

     Total liabilities and
       shareholders' equity                     $2,488,733               2,372,265                2,344,499

Number of common shares
  outstanding, in thousands                         23,256                  23,402                   23,425



CONSOLIDATED STATEMENTS OF INCOME                                                                       Page 4
(dollars in thousands, except per share data)

                                                                   Three Months Ended
                                                09/30/98                06/30/98                 09/30/97

Interest income
     Loans                                      $27,726                  27,805                   27,541
     Investments                                 10,009                   9,713                   11,745
     Federal funds sold                           6,439                   6,296                    4,360

          Total interest income                  44,174                  43,814                   43,646

Interest expense
     Deposits                                    20,947                  20,554                   20,605
     Borrowings                                   1,858                   1,904                    1,429

          Total interest expense                 22,805                  22,458                   22,034

          Net interest income                    21,369                  21,356                   21,612

Provision for loan losses                           450                   1,558                    1,345

          Net interest income after
            provision for loan losses            20,919                  19,798                   20,267

Net gain/(loss) from securities transactions        135                     104                      (19)
Noninterest income                                4,580                   5,243                    4,345
Noninterest expense                              11,757                  11,299                   11,111

Income before income taxes                       13,877                  13,846                   13,482
Income tax expense                                4,668                   5,180                    4,999

Net income                                       $9,209                   8,666                    8,483


Net income per share:
          - Basic                                 $0.40                    0.37                     0.36
          - Diluted                                0.38                    0.36                     0.35

Avg equivalent shares outstanding, in thousands:
          - Basic                                23,282                  23,308                   23,463
          - Diluted                              24,272                  24,278                   24,268

CONSOLIDATED STATEMENTS OF INCOME                                                                       Page 5
(dollars in thousands, except per share data)

                                                      Nine Months Ended
                                               09/30/98                09/30/97

Interest income
     Loans                                      $83,413                  81,441
     Investments                                 30,121                  34,026
     Federal funds sold                          17,857                  12,937

          Total interest income                 131,391                 128,404

Interest expense
     Deposits                                    61,689                  60,180
     Borrowings                                   5,329                   4,119

          Total interest expense                 67,018                  64,299

          Net interest income                    64,373                  64,105

Provision for loan losses                         3,380                   3,740

          Net interest income after
            provision for loan losses            60,993                  60,365

Net loss from securities transactions               271                    (809)
Noninterest income                               14,345                  12,480
Noninterest expense                              34,585                  33,902

Income before income taxes                       41,024                  38,134
Income tax expense                               14,771                  14,205

Net income                                      $26,253                  23,929


Net income per share:
          - Basic                                 $1.13                    1.02
          - Diluted                                1.08                    0.99

Avg equivalent shares outstanding, in thousands:
          - Basic                                23,321                  23,495
          - Diluted                              24,290                  24,178


CONSOLIDATED AVERAGE BALANCE SHEETS                                                                     Page 6
(in thousands)

                                                        Three Months Ended
                                                 09/30/98                06/30/98                 09/30/97

Total assets                                    $2,467,769               2,438,826                2,323,543
Shareholders' equity                               182,659                 175,602                  169,841
Total loans                                      1,316,518               1,306,509                1,266,379
Interest earning assets                          2,376,702               2,341,430                2,227,967
Interest-bearing liabilities                     2,103,895               2,078,532                1,991,880



                                                        Nine Months Ended
                                                 09/30/98                09/30/97

Total assets                                    $2,427,422               2,289,099
Shareholders' equity                               178,087                 164,969
Total loans                                      1,308,171               1,250,880
Interest earning assets                          2,333,186               2,191,401
Interest-bearing liabilities                     2,072,387               1,970,246